UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On March 1, 2007, Dow Jones & Company, Inc. (the "Company") paid cash annual incentive compensation earned in 2006, including to Richard F. Zannino, L. Gordon Crovitz and Paul E. Steiger, each of whom is a “named executive officer” for whom disclosure was required in the Company’s most recent proxy statement.  Annual incentive payouts for these named executive officers for 2006 were determined based on the criteria under the Company’s Executive Annual Incentive Plan (“EAIP”) and its Annual Incentive Plan (“AIP”).

The EAIP is the Company’s shareholder-approved plan that provides for the payment of annual incentive compensation that is expected to be fully tax deductible without limitation under Section 162(m) of the Internal Revenue Code.  Under the EAIP, the Compensation Committee allocated to each participant, for 2006, a percentage of an incentive pool equal to 5% of the Company’s reported operating income for the fiscal year.  The sum of all such percentages may not be greater than 100% of the pool.  The Committee may use discretion to reduce the amounts earned pursuant to the incentive pool, but may not increase them.  For 2006, the Compensation Committee used its discretion to reduce amounts payable to Messrs. Zannino, Crovitz, and Steiger based on the performance criteria under the AIP, which are described below. The AIP provides participants with the opportunity to earn an annual bonus based on the achievement of pre-established annual financial objectives and corporate strategic measures, as well as an assessment of the individual participants’ performance for the year.

The performance criteria under the AIP consist of:

•

Financial measures, weighted 70% for Messrs. Zannino and 60% for Messrs. Steiger and Crovitz; and

•

Strategic measures, weighted 30% for Messrs. Zannino and 40% for Messrs. Steiger and Crovitz.

The financial measures included earnings per share, return on investment and, for Messrs. Steiger and Crovitz, direct operating income of the business units they lead.

With respect to the portion of AIP awards that are based on the financial measures, final payouts are based on the following schedule:

Performance Level	Payout
Threshold	50% of target opportunity
Target	100% of target opportunity
Superior	150% of target opportunity
Exceptional	200% of target opportunity

The strategic objectives included the development or implementation of the Company’s strategic plan, improving market share, leadership development, creating a high performance culture, improving the Company’s use of technology, implementing new products and offerings and becoming more cost efficient.

The following table sets forth the target annual incentive awards and actual payouts for Messrs. Zannino, Steiger and Crovitz for 2006:

Name and Principal Position (a)	Target Award ($)	Actual Payout ($)
Richard F. Zannino,	810,000	895,000
L. Gordon Crovitz	360,000	412,000
Paul E. Steiger	275,000	299,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.
(Registrant)

Date:	March 2, 2007	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller